Exhibit 8(iii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                              SUBCUSTODY AGREEMENT


      AGREEMENT dated as of September 24, 1997, between NATIONAL BANK OF COMMERCE, a corporation organized under the laws of the State of Nebraska, having its principal place of business at 1248 O Street, Lincoln, NE (the "Custodian"), and THE NORTHERN TRUST COMPANY (the "Subcustodian"), an Illinois company with its principal place of business at 50 South LaSalle Street, Chicago, Illinois 60675. The Custodian has been appointed to serve as custodian for GREAT PLAINS FUNDS, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund") pursuant to a custody agreement with the Fund, and desires to appoint the Subcustodian as its subcustodian pursuant to the terms of this Agreement.

                                  W I T N E S S
E T H:

      That for and in consideration of the mutual promises hereinafter set forth, the Custodian and the Subcustodian agree as follows:


1.    DEFINITIONS.

      Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      (a) "Authorized Person" shall be deemed to include any officer or employee of the Custodian , duly authorized by the board of directors of the Custodian to give Instructions on behalf of the Custodian and listed in the certification annexed hereto as Schedule A or such other certification as may be received by the Subcustodian from time to time pursuant to
      Section 18(a).

      (b) "Board of Directors" shall mean the Board of Directors or Trustees of the Fund.

      (c) "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

      (d) "Delegate of the Fund" shall mean and include any entity to whom the Board of Directors of the Fund has delegated any responsibility under Rule 17f-5.


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      (e) "Depository" shall mean The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission under
      Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, the use of which is hereby specifically authorized. The term "Depository" shall further mean and include any other person named in an Instruction and approved by the Fund to act as a depository in the manner required by Rule 17f-4 of the 1940 Act, its successor or successors and its nominee or nominees.

      (f) "Fund" shall mean Great Plains Funds, a business trust organized under the laws of the Commonwealth of Massachusetts.

      (g) "Instruction" shall mean written (including telecopied, telexed, or electronically transmitted in a form that can be converted to print) or oral instructions actually received by the Subcustodian which the Subcustodian reasonably believes were given by an Authorized Person. An Instruction shall also include any instrument in writing actually received by the Subcustodian which the Subcustodian reasonably believes to be genuine and to be signed by any two officers of the Custodian, whether or not such officers are Authorized Persons. Except as otherwise provided in this Agreement, "Instructions" may include instructions given on a standing basis.

      (h) "1940 Act" shall mean the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

      (i) "Portfolio" refers to each of the separate and distinct investment portfolios of the Fund which the Custodian and the Subcustodian shall have agreed in writing shall be subject to this Agreement, as identified in Schedule B hereto.

      (j) "Rule 17f-5" shall mean Rule 17f-5 under the 1940 Act.

      (k) "Shares" refers to shares of the Fund.

      (l) "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodity interests and investments from time to time owned by the Fund and held in a Portfolio.


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      (m) "Sub-Agent" shall mean and include (i) any branch of the Subcustodian,
      (ii) any "eligible foreign custodian," as that term is defined in Rule 17f-5 under the 1940 Act, approved by the Fund or a Delegate of the Fund in the manner required by Rule 17f-5, and (iii) any securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which securities depository or clearing agency has been approved by the Fund or a Delegate of the Fund in the manner required by Rule 17f-5; provided, that the Subcustodian or a Sub-Agent is included in the Subcustodian's global custody network.

      (n) "Transfer Agent" shall mean the person which performs as the transfer agent, dividend disbursing agent and shareholder servicing agent for the Fund.

2.    APPOINTMENT OF SUBCUSTODIAN.

      (a) The Custodian hereby constitutes and appoints the Subcustodian as custodian of all the Securities and moneys owned by or in the possession of a Portfolio during the period of this Agreement which are delivered to it by the Custodian.

      (b) The Subcustodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

3.    APPOINTMENT AND REMOVAL OF SUB-AGENTS.

      (a) The Subcustodian may appoint one or more Sub-Agents to act as Depository or Depositories or as Sub-Agent or Sub-Agents of Securities and moneys at any time held in any Portfolio, upon the terms and conditions specified in this Agreement. The Subcustodian shall oversee the maintenance by any Sub-Agent of any Securities or moneys of any Portfolio.

      (b) The Agreement between the Subcustodian and each Sub-Agent described in clause (ii) or (iii) of Section 1(m) and acting hereunder shall contain the provisions required by Rule 17f-5 under the 1940 Act.

      (c) Prior to the Subcustodian's use of any Sub-Agent described in clause
      (ii) or (iii) of Paragraph 1(m), the Fund or a Delegate of the Fund must approve such Sub-Agent in the manner required by Rule 17f-5 and provide the Custodian with satisfactory evidence of such approval, which the Custodian shall forward to the Subcustodian.


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      (d) The Subcustodian shall promptly take such steps as may be required to remove any Sub-Agent that has ceased to be an "eligible foreign custodian" or has otherwise ceased to meet the requirements under Rule 17f-5. If the Subcustodian intends to remove any Sub-Agent previously approved by the Fund or a Delegate pursuant to paragraph 3(c), and the Subcustodian proposes to replace such Sub-Agent with a Sub-Agent that has not yet been approved by the Fund or a Delegate of the Fund, it will so notify the Custodian and provide it with information reasonably necessary for the Fund to determine such proposed Sub-Agent's eligibility under Rule 17f-5, including a copy of the proposed agreement with such Sub-Agent. The Fund shall at the meeting of the Board of Directors next following receipt of such notice and information, or a Delegate of the Fund shall promptly, determine whether to approve the proposed Sub-Agent and will promptly thereafter give written notice of the approval or disapproval of the proposed action, which the Custodian shall forward to the Subcustodian.

      (e) The Subcustodian hereby warrants to the Custodian that in its opinion, after due inquiry, the established procedures to be followed by each Sub-Agent (that is not a foreign securities depository or clearing agency) in connection with the safekeeping of property of a Portfolio pursuant to this Agreement afford reasonable care for the safekeeping of such property based on the standards applicable in the relevant market.

4.    Delegation of Foreign Custody Management

      (a) The Fund, by separate written instrument to be included as Schedule F (as amended from time to time) to this Agreement, has or will delegate to the Subcustodian the responsibilities set forth in subparagraph (b) below of this Section 4, in accordance with Rule 17f-5, with respect to foreign custody arrangements for the Fund's existing and future investment portfolios, except that the Subcustodian shall not have such responsibility with respect to central depositories and clearing agencies or with respect to custody arrangements in the countries listed on Schedule D, attached hereto, as that Schedule may be amended from to time by notice to the Fund.

      (b) With respect to each arrangement with any foreign custodian (a "Foreign Custodian") regarding the assets of any investment portfolio of the Fund for which the Subcustodian has responsibility under this Section 4, the Subcustodian shall:

            (i) determine that the Fund's assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with the Foreign Custodian, after considering all factors relevant to the safekeeping of such assets;


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            (ii) determine that the written contract with such Foreign Custodian governing the foreign custody arrangements complies with the requirements of Rule 17f-5 and will provide reasonable care for the Fund's assets;

            (iii) establish a system to monitor the appropriateness of maintaining the Fund's assets with such Foreign Custodian and the contract governing the Fund's foreign custody arrangements;

            (iv) provide to the Custodian and the Fund's Board of Directors, at least annually, written reports notifying the Custodian and Board of the placement of the Fund's assets with a particular foreign custodian and periodic reports of any material changes to the Fund's foreign custodian arrangements; and

            (v) withdraw the Fund's assets from any Foreign Custodian as soon as reasonably practicable, if the foreign custody arrangement no longer meets the requirements of Rule 17f-5.

5.    USE OF SUB-AGENTS.

      With respect to property of a Portfolio which is maintained by the Subcustodian in the custody of a Sub-Agent pursuant to Section 3:

      (a) The Subcustodian will identify on its books as belonging to the particular Portfolio any property held by such Sub-Agent.

      (b) In the event that a Sub-Agent permits any of the Securities placed in its care to be held in an eligible foreign securities depository, such Sub-Agent will be required by its agreement with the Subcustodian to identify on its books such Securities as being held for the account of the Subcustodian as a custodian for its customers.

      (c) Any Securities held by a Sub-Agent will be subject only to the instructions of the Subcustodian or its agents; and any Securities held in an eligible foreign securities depository for the account of a Sub-Agent will be subject only to the instructions of such Sub-Agent.

      (d) The Subcustodian will only deposit property of a Portfolio in an account with a Sub-Agent which includes exclusively the assets held by the Subcustodian for its customers, and will cause such account to be designated by such Sub-Agent as a special custody account for the exclusive benefit of customers of the Subcustodian.


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6.    COMPENSATION.

      (a) The Custodian will compensate the Subcustodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule C and incorporated herein. Such Fee Schedule does not include out-of-pocket disbursements of the Subcustodian for which the Subcustodian shall be entitled to bill separately; provided that out-of-pocket disbursements may include only the items specified in Schedule C.

      (b) If the Custodian requests that the Subcustodian act as Subcustodian for any Portfolio hereafter established, at the time the Subcustodian commences serving as such for said Portfolio, the compensation for such services shall be reflected in a fee schedule for that Portfolio, dated and signed by an officer of each party hereto, which shall be attached to or otherwise reflected in Schedule C of this Agreement.

      (c) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule C, or replacing Schedule C with, a revised Fee Schedule, dated and signed by an officer of each party hereto.

      (d) The Subcustodian will bill the Custodian for its services to each Portfolio hereunder as soon as practicable after the end of each calendar quarter, and said billings will be detailed in accordance with the Fee Schedule for the Fund. The Custodian will promptly pay to the Subcustodian the amount of such billing. The Subcustodian shall have a claim of payment against the property in each Portfolio for any compensation or expense amount owing to the Subcustodian in connection with such Portfolio from time to time under this Agreement.

      (e) The Subcustodian (not the Custodian) will be responsible for the payment of the compensation of each Sub-Agent.

7.    CUSTODY OF CASH AND SECURITIES

      (a) RECEIPT AND HOLDING OF ASSETS. The Custodian will deliver or cause to be delivered to the Subcustodian and any Sub-Agents all Securities and moneys of any Portfolio at any time during the period of this Agreement and shall specify the Portfolio to which the Securities and moneys are to be specifically allocated. The Subcustodian will not be responsible for such Securities and moneys until actually received by it or by a Sub-Agent. The Custodian may, from time to time in its sole discretion, provide the Subcustodian with Instructions as to the manner in which and in what amounts Securities, and moneys of a Portfolio are to be held on behalf of such Portfolio in the Book-Entry System or a Depository. Securities and moneys of a Portfolio held in the Book-Entry System or a Depository will be held in accounts which include only assets of Subcustodian that are held for its customers.


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      (b) ACCOUNTS AND DISBURSEMENTS. The Subcustodian shall establish and maintain a separate account for each Portfolio and shall credit to the separate account all moneys received by it or a Sub-Agent for the account of such Portfolio and shall disburse, or cause a Sub-Agent to disburse, the same only:

     1.   In payment for Securities purchased for the Portfolio, as provided in
          Section 8 hereof;

     2. In payment of dividends or distributions with respect to the Shares of such Portfolio, as provided in Section 12 hereof;

     3. In payment of original issue or other taxes with respect to the Shares of such Portfolio, as provided in Section 13(c) hereof;

     4. In payment for Shares which have been redeemed by such Portfolio, as provided in Section 13 hereof;

     5. In payment of fees and in reimbursement of the expenses and liabilities of the Subcustodian attributable to the Custodian, as provided in Sections 6 and 17(h) hereof;

     6. Pursuant to Instructions setting forth the name of the Portfolio and the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made.

      (c) FAIL FLOAT. In the event that any payment made for a Portfolio under this Section 7 exceeds the funds available in that Portfolio's account, the Subcustodian or relevant Sub-Agent, as the case may be, may, in its discretion, advance the Fund on behalf of that Portfolio an amount equal to such excess and such advance shall be deemed an overdraft from the Subcustodian or such Sub-Agent to that Portfolio payable on demand, bearing interest at the rate of interest customarily charged by the Subcustodian or such Sub-Agent on similar overdrafts (which as of the date of this Agreement is Fed Funds rate plus 100 basis points and, if amended, Subcustodian shall provide the Custodian written notice of the change at least 60 days prior to implementation).

      (d) CONFIRMATION AND STATEMENTS. At least monthly, the Subcustodian shall furnish the Custodian with a detailed statement of the Securities and moneys held by it and all Sub-Agents for each Portfolio. Where securities purchased for a Portfolio are in a fungible bulk of securities registered in the name of the Subcustodian (or its nominee) or shown on the Subcustodian's account on the books of a Depository, the Book-Entry System or a Sub-Agent, the Subcustodian shall maintain such records as are necessary to enable it to identify the quantity of those securities held for such Portfolio. In the absence of the filing in writing with the Subcustodian by the Custodian of exceptions or objections to any such statement within 60 days after the date that a material defect is reasonably discoverable, the Custodian shall be deemed to have approved such statement; and in such case or upon written approval of the Custodian of any such statement the Subcustodian shall, to the extent permitted by law and provided the Subcustodian has met the standard of care in Section 17 hereof, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement had been settled by the decree of a court of competent jurisdiction in an action in which the Custodian and all persons having any equity interest in the Fund were parties.

      (e) REGISTRATION OF SECURITIES AND PHYSICAL SEPARATION. All Securities held for a Portfolio which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Subcustodian or a Sub-Agent in that form; all other Securities held for a Portfolio may be registered in the name of that Portfolio, in the name of any duly appointed registered nominee of the Subcustodian or a Sub-Agent as the Subcustodian or such Sub-Agent may from time to time determine, or in the name of the Book-Entry System or a Depository or their successor or successors, or their nominee or nominees. The Custodian reserves the right to instruct the Subcustodian as to the method of registration and safekeeping of the Securities. The Custodian agrees to furnish to the Subcustodian appropriate instruments to enable the Subcustodian or any Sub-Agent to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or a Depository, any Securities which the Subcustodian or a Sub-Agent may hold for the account of a Portfolio and which may from time to time be registered in the name of a Portfolio. The Subcustodian shall hold all such Securities specifically allocated to a Portfolio which are not held in the Book-Entry System or a Depository in a separate account for such Portfolio in the name of such Portfolio physically segregated at all times from those of any other person or persons.

      (f) SEGREGATED ACCOUNTS. Upon receipt of an Instruction, the Subcustodian will establish segregated accounts on behalf of a Portfolio to hold liquid or other assets as it shall be directed by such Instruction and shall increase or decrease the assets in such segregated accounts only as it shall be directed by subsequent Instruction.

      (g) COLLECTION OF INCOME AND OTHER MATTERS AFFECTING SECURITIES. Except as otherwise provided in an Instruction, the Subcustodian, by itself or through the use of the Book-Entry System or a Depository with respect to Securities therein maintained, shall, or shall instruct the relevant Sub-Agent to:

            1. Collect all income due or payable with respect to Securities in accordance with this Agreement;

            2. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable;


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3.   Surrender Securities in temporary form for derivative Securities;

4. Execute any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

5. Hold directly, or through the Book-Entry System or a Depository with respect to Securities therein deposited, for the account of each Portfolio all rights and similar Securities issued with respect to any Securities held by the Subcustodian or relevant Sub-Agent for each Portfolio.

      (h) DELIVERY OF SECURITIES AND EVIDENCE OF AUTHORITY. Upon receipt of an Instruction, the Subcustodian, directly or through the use of the Book-Entry System or a Depository, shall, or shall instruct the relevant Sub-Agent to:

            1. Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

            2. Deliver or cause to be delivered any Securities held for a Portfolio in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

            3. Deliver or cause to be delivered any Securities held for a Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for each such Portfolio certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

            4. Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of a Portfolio and take such other steps as shall be stated in Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

            5. Deliver Securities upon sale of such Securities for the account of a Portfolio pursuant to Section 8;


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            6. Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into on behalf of a Portfolio;

            7. Deliver Securities of a Portfolio to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Subcustodian or Sub-Agent, as the case may be;

            8. Deliver Securities for delivery in connection with any loans of securities made by a Portfolio but only against receipt of adequate collateral as agreed upon from time to time by the Subcustodian and the Custodian which may be in the form of cash or obligations issued by the United States Government, its agencies or instrumentalities;

            9. Deliver Securities for delivery as security in connection with any borrowings by a Portfolio requiring a pledge of Portfolio assets, but only against receipt of the amounts borrowed;

            10. Deliver Securities to the Transfer Agent or its designee or to the holders of Shares in connection with distributions in kind, in satisfaction of requests by holders of Shares for repurchase or redemption;

            11. Deliver Securities for any other proper business purpose, but only upon receipt of, in addition to written Instructions, a copy of a resolution or other authorization of the Custodian certified by the Secretary of the Custodian, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

      (i) ENDORSEMENT AND COLLECTION OF CHECKS, ETC. The Subcustodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Subcustodian for the account of a Portfolio.

      (j) EXECUTION OF REQUIRED DOCUMENTS. The Subcustodian is hereby authorized to execute any and all applications or other documents required by a regulatory agency or similar entity as a condition of making investments in the foreign market under such entity's jurisdiction.


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8.    PURCHASE AND SALE OF SECURITIES.

      (a) Promptly after the purchase of Securities, the Custodian or its designee shall deliver to the Subcustodian an Instruction specifying with respect to each such purchase: (1) the name of the Portfolio to which such Securities are to be specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount purchased and accrued interest, if any; (4) the date of purchase and settlement; (5) the purchase price per unit; (6) the total amount payable upon such purchase; and (7) the name of the person from whom or the broker through whom the purchase was made, if any. The Subcustodian or specified Sub-Agent shall receive the Securities purchased by or for a Portfolio and upon receipt thereof (or upon receipt of advice from a Depository or the Book-Entry System that the Securities have been transferred to the Subcustodian's account) shall pay to the broker or other person specified by the Custodian or its designee out of the moneys held for the account of such Portfolio the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Instruction.

      (b) Promptly after the sale of Securities, the Custodian or its designee shall deliver to the Subcustodian an Instruction specifying with respect to each such sale: (1) the name of the Portfolio to which the Securities sold were specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or principal amount sold, and accrued interest, if any; (4) the date of sale; (5) the sale price per unit; (6) the total amount payable to the Portfolio upon such sale; and
      (7) the name of the broker through whom or the person to whom the sale was made. The Subcustodian or relevant Sub-Agent shall deliver or cause to be delivered the Securities to the broker or other person designated by the Custodian or its designee upon receipt of the total amount payable to such Portfolio upon such sale, provided that the same conforms to the total amount payable to such Portfolio as set forth in such Instruction. Subject to the foregoing, the Subcustodian or relevant Sub-Agent may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

      (c) Notwithstanding (a) and (b) above, cash in any of the Portfolios may be invested by the Subcustodian for short term purposes pursuant to standing Instructions from the Custodian.

9.    LENDING OF SECURITIES.

      If the Custodian and the Subcustodian enter into a separate written agreement authorizing the Subcustodian to lend Securities, the Subcustodian may lend Securities pursuant to such agreement. Such agreement must be approved by the Custodian and the Fund in the manner required by any applicable law, regulation or administrative pronouncement, and may provide for the payment of additional reasonable compensation to the Subustodian.


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10.   INVESTMENT IN FUTURES AND OPTIONS

      The Subcustodian shall pursuant to Instructions (which may be standing instructions) (i) transfer initial margin to a safekeeping bank or, with respect to options, broker; (ii) pay or demand variation margin to or from a designated futures commission merchant or other broker based on daily marking to market calculations and in accordance with accepted industry practices; and (iii) subject to the Subcustodian's consent, enter into separate procedural, safekeeping or other agreements with safekeeping banks, futures commission merchants and other brokers pursuant to which such banks and, in the case of options, brokers, will act as custodian for initial margin deposits in transactions involving futures contracts and options. The Subcustodian shall have no custodial or investment responsibility for any assets transferred to a safekeeping bank, futures commission merchant or broker pursuant to this paragraph.

11.   PROVISIONAL CREDITS AND DEBITS.

      (a) The Subcustodian is authorized, but shall not be obligated, to credit the account of a Portfolio provisionally on payable date with interest, dividends, distributions, redemptions or other amounts due. Otherwise, such amounts will be credited to the Portfolio on the date such amounts are actually received and reconciled to the Portfolio. In cases where the Subcustodian has credited a Portfolio with such amounts prior to actual collection and reconciliation, the Custodian acknowledges that the Subcustodian shall be entitled to recover any such credit on demand from the Custodian and further agrees that the Subcustodian may reverse such credit if and to the extent that Subcustodian does not receive such amounts in the ordinary course of business after reasonable efforts have been made to obtain collection and provided further that the Subcustodian shall provide prompt written notification to the Custodian of any such reversal.

      (b) If the Portfolio is maintained as a global custody account it shall participate in the Subcustodian's contractual settlement date processing service ("CSDP") unless the Subcustodian directs the Custodian, or the Custodian informs the Subcustodian, otherwise. Pursuant to CSDP the Subcustodian shall be authorized, but not obligated, to automatically credit or debit the Portfolio provisionally on contractual settlement date with cash or securities in connection with any sale, exchange or purchase of securities. Otherwise, such cash or securities shall be credited to the Portfolio on the day such cash or securities are actually received by the Subcustodian and reconciled to the Portfolio. In cases where the Subcustodian credits or debits the Portfolio with cash or securities prior to actual receipt and reconciliation, the Subcustodian may reverse such credit or debit as of contractual settlement date if and to the extent that any securities delivered by the Subcustodian are returned by the recipient, or if the related transaction fails to settle (or fails, due to market change or other reasons, to settle on terms which provide the Subcustodian full reimbursement of any provisional credit the Subcustodian has granted) within a period of time judged reasonable by the Subcustodian under the. The Custodian agrees that it will not make any claim or pursue any legal action against the Subcustodian for loss or other detriment allegedly arising or resulting from the Subcustodian's good faith determination to effect, not effect or reverse any provisional credit or debit to the Portfolio. A list of the countries in which the Subcustodian offers CSDP as of the date of this Agreement is set forth in Schedule E, attached hereto.

      The Custodian acknowledges and agrees that funds debited from the Portfolio on contractual settlement date including, without limitation, funds provided for the purchase of any securities under circumstances where settlement is delayed or otherwise does not take place in a timely manner for any reason, shall be held pending actual settlement of the related purchase transaction in a non-interest bearing deposit at the Subcustodian's London Branch; that such funds shall be available for use in the Subcustodian's general operations; and that the Subcustodian's maintenance and use of such funds in such circumstances are, without limitation, in consideration of the Subcustodian's providing CSDP.

      (c) The Custodian recognizes that any decision to effect a provisional credit or an advancement of the Subcustodian's own funds under this agreement will be an accommodation granted entirely at the Subcustodian's option and in light of the particular circumstances, which circumstances may involve conditions in different countries, markets and classes of assets at different times. The Custodian shall make the Subcustodian whole for any loss which it may incur from granting such accommodations and acknowledges that the Subcustodian shall be entitled to recover any relevant amounts from the Custodian on demand. All amounts thus due to the Subcustodian shall be paid by the Custodian from the account of the relevant Portfolio unless otherwise paid on a timely basis and in that connection the Custodian acknowledges that the Subcustodian has a continuing lien on all assets of such Portfolio to secure such payments and agrees that the Subcustodian may apply or set off against such amounts any amounts credited by or due from the Subcustodian to the Custodian. If funds in the Portfolio are insufficient to make any such payment the Custodian shall promptly deliver to the Subcustodian the amount of such deficiency in immediately available funds when and as specified by the Subcustodian's written or oral notification to the Custodian.

      (d) In connection with the Subcustodian's global custody service the Custodian will maintain deposits at the Subcustodian's London Branch. The Custodian acknowledges and agrees that such deposits are payable only in the currency in which an applicable deposit is denominated; that such deposits are payable only on the Custodian's demand at the Subcustodian's London Branch; that such deposits are not payable at any of the Subcustodian's offices in the United States; and that the Subcustodian will not in any manner directly or indirectly promise or guarantee any such payment in the United States.

      The Custodian further acknowledges and agrees that such deposits are subject to cross-border risk, and therefore the Subcustodian will have no obligation to make payment of deposits if and to the extent that the Subcustodian is prevented from doing so by reason of applicable law or regulation or any Sovereign Risk event affecting the London Branch or the currency in which the applicable deposit is denominated. "Sovereign Risk" for this purpose means nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the property rights of persons who are not residents of the affected jurisdiction; or acts of war, terrorism, insurrection or revolution; or any other act or event beyond the Subcustodian's control.

      THE CUSTODIAN ACKNOWLEDGES AND AGREES THAT DEPOSIT ACCOUNTS MAINTAINED AT FOREIGN BRANCHES OF UNITED STATES BANKS (INCLUDING, IF APPLICABLE, ACCOUNTS IN WHICH CUSTOMER FUNDS FOR THE PURCHASE OF SECURITIES ARE HELD ON AND AFTER CONTRACTUAL SETTLEMENT DATE), ARE NOT INSURED BY THE U.S. FEDERAL DEPOSIT INSURANCE CORPORATION; MAY NOT BE GUARANTEED BY ANY LOCAL OR FOREIGN GOVERNMENTAL AUTHORITY; ARE UNSECURED; AND IN A LIQUIDATION MAY BE SUBORDINATED IN PRIORITY OF PAYMENT TO DOMESTIC (U.S.- DOMICILED) DEPOSITS. THEREFORE, BENEFICIAL OWNERS OF SUCH FOREIGN BRANCH DEPOSITS MAY BE UNSECURED CREDITORS OF THE NORTHERN TRUST COMPANY.

     Deposit account balances that are owned by United States residents are expected to be maintained in an aggregate amount of at least $100,000 or the equivalent in other currencies.

12.   PAYMENT OF DIVIDENDS OR DISTRIBUTIONS.

      (a) In the event that the Board of Directors (or a committee thereof) authorizes the declaration of dividends or distributions with respect to a Portfolio, an Authorized Person shall provide the Subcustodian with Instructions specifying the record date, the date of payment of such distribution and the total amount payable to the Transfer Agent or its designee on such payment date.

      (b) Upon the payment date specified in such Instructions, the Subcustodian shall pay the total amount payable to the Transfer Agent or its designee out of the moneys specifically allocated to and held for the account of the appropriate Portfolio.

13.   SALE AND REDEMPTION OF SHARES.

      (a) Whenever the Fund shall sell any Shares, the Custodian shall deliver or cause to be delivered to the Subcustodian an Instruction specifying the name of the Portfolio whose Shares were sold and the amount to be received by the Subcustodian for the sale of such Shares.

      (b) Upon receipt of such amount from the Transfer Agent or its designee, the Subcustodian shall credit such money to the separate account of the Portfolio specified in the Instruction described in paragraph (a) above.

      (c) Upon issuance of any Shares in accordance with the foregoing provisions of this Section 13, the Subcustodian shall pay all original issue or other taxes required to be paid in connection with such issuance upon the receipt of an Instruction specifying the amount to be paid.

      (d) Except as provided hereafter, whenever any Shares are redeemed, the Custodian shall deliver or cause to be delivered to the Subcustodian an Instruction specifying the name of the Portfolio whose Shares were redeemed and the total amount to be paid for the Shares redeemed.

      (e) Upon receipt of an Instruction described in paragraph (d) above, the Subcustodian shall pay to the Transfer Agent (or such other person as the Transfer Agent directs) the total amount specified in such Instruction. Such payment shall be made from the separate account of the Portfolio specified in such Instruction.

14.   INDEBTEDNESS.

      (a) The Custodian or its designee will cause to be delivered to the Subcustodian by any bank (excluding the Subcustodian) from which the Fund borrows money, using Securities as collateral, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Custodian shall promptly deliver to the Subcustodian an Instruction stating with respect to each such borrowing: (1) the name of the Portfolio for which the borrowing is to be made; (2) the name of the bank; (3) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (4) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (5) the date on which the loan becomes due and payable; (6) the total amount payable to the Fund for the separate account of the Portfolio on the borrowing date;
      (7) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; (8) whether the Subcustodian is to deliver such collateral through the Book-Entry System or a Depository; and (9) a statement that such loan is in conformance with the 1940 Act and the Prospectus.

      (b) Upon receipt of the Instruction referred to in paragraph (a) above, the Subcustodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Instruction. The Subcustodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Subcustodian shall deliver as additional collateral in the manner directed by the Custodian from time to time such Securities specifically allocated to such Portfolio as may be specified in the Instruction to collateralize further any transaction described in this
      Section 14. The Custodian shall cause all Securities released from collateral status to be returned directly to the Subcustodian, and the Subcustodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Custodian fails to specify in such Instruction all of the information required by this Section 14, the Subcustodian shall not be under any obligation to deliver any Securities. Collateral returned to the Subcustodian shall be held hereunder as it was prior to being used as collateral.

15.   CORPORATE ACTION.

      Whenever the Subcustodian or any Sub-Agent receives information concerning Securities held for a Portfolio which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bond issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to Securities holders ("Corporate Actions"), the Subcustodian will use its prudent best efforts to give the Custodian or its designee notice of such Corporate Actions within 24 hours following receipt of such Corporate Actions by Subcustodian's central corporate actions department, such notice to be given via Subcustodian's workstation, Passport, facsimile or telephone. Subcustodian will use its prudent best efforts to process Instructions regarding Corporate Actions within 24 hours of receipt.

      When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action which bears an expiration date is received, the Subcustodian will endeavor to obtain an Instruction relating to such Corporate Action from an Authorized Person, but if such Instruction is not received in time for the Subcustodian to take timely action, or actual notice of such Corporate Action was received too late to seek such an Instruction, the Subcustodian is authorized to sell, or cause a Sub-Agent to sell, such rights entitlement or fractional interest and to credit the applicable account with the proceeds and to take any other action it deems, in good faith, to be appropriate, in which case, provided it has met the standard of care in
      Section 17 hereof, it shall be held harmless by the particular Portfolio involved for any such action.

      The Subcustodian will deliver proxies to the Custodian or its designated agent pursuant to special arrangements which may have been agreed to in writing between the parties hereto. Such proxies shall be executed in the appropriate nominee name relating to Securities registered in the name of such nominee but without indicating the manner in which such proxies are to be voted; and where bearer Securities are involved, proxies will be delivered in accordance with an applicable Instruction, if any.

16.   PERSONS HAVING ACCESS TO THE PORTFOLIOS.

      (a) Neither the Custodian, nor the Fund nor any officer, director, employee or agent of the Fund, the Fund's investment adviser, or any sub-investment adviser, shall have physical access to the assets of any Portfolio held by the Subcustodian or any Sub-Agent or be authorized or permitted to withdraw any investments of a Portfolio, nor shall the Subcustodian or any Sub-Agent deliver any assets of a Portfolio to any such person. No officer, director, employee or agent of the Subcustodian who holds any similar position with the Fund's investment adviser, with any sub-investment adviser of the Fund or with the Fund shall have access to the assets of any Portfolio.

      (b) Nothing in this Section 16 shall prohibit any Authorized Person from giving Instructions to the Subcustodian so long as such Instructions do not result in delivery of or access to assets of a Portfolio prohibited by paragraph (a) of this Section 15.

      (c) The Subcustodian represents that it maintains a system that is reasonably designed to prevent unauthorized persons from having access to the assets that it holds (by any means) for its customers.

17.   CONCERNING THE SUBCUSTODIAN.

      (a) SCOPE OF SERVICES. The Subcustodian shall be obligated to perform only such services as are set forth in this Agreement or expressly contained in an Instruction given to the Subcustodian which is not contrary to the provisions of this Agreement.

      (b) STANDARD OF CARE.

            1. The Subcustodian will use reasonable care with respect to its obligations under this Agreement and the safekeeping of property of the Portfolios. The Subcustodian shall be liable to, and shall indemnify and hold harmless the Custodian from and against any loss which shall occur as the result of the failure of the Subcustodian or a Sub-Agent (other than a foreign securities depository or clearing agency) to exercise reasonable care with respect to their respective obligations under this Agreement and the safekeeping of such property. The determination of whether the Subcustodian or Sub-Agent has exercised reasonable care in connection with their other obligations under this Agreement shall be made in light of prevailing standards applicable to professional custodians in the jurisdiction in which such custodial services are performed. In the event of any loss to the Custodian by reason of the failure of the Subcustodian or a Sub-Agent (other than a foreign securities depository or clearing agency) to exercise reasonable care, the Subcustodian shall be liable to the Custodian only to the extent of the Custodian's direct damages and expenses, which damages, for purposes of property only, shall be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special condition or circumstances.

            2. The Subcustodian will not be responsible for any act, omission, or default of, or for the solvency of, any foreign securities depository or clearing agency approved by the Board of Directors or a Delegate of the Fund pursuant to Section (1)(m) or Section 3 hereof.

            3. The Subcustodian will not be responsible for any act, omission, or default of, or for the solvency of, any broker or agent (not referred to in paragraph (b)(2) above) which it or a Sub-Agent appoints and uses unless such appointment and use is made or done negligently or in bad faith. In the event such an appointment and use is made or done negligently or in bad faith, the Subcustodian shall be liable to the Custodian only for direct damages and expenses (determined in the manner described in paragraph (b)(1) above) resulting from such appointment and use and, in the case of any loss due to an act, omission or default of such agent or broker, only to the extent that such loss occurs as a result of the failure of the agent or broker to exercise reasonable care ("reasonable care" for this purpose to be determined in light of the prevailing standards applicable to agents or brokers, as appropriate, in the jurisdiction where the services are performed).

            4. The Subcustodian shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for the Custodian or the Fund) on all matters and shall be without liability for any action reasonably taken or omitted in good faith and without negligence pursuant to such advice.

            5. The Subcustodian shall be entitled to rely upon any Instruction it receives pursuant to the applicable Sections of this Agreement that it reasonably believes to be genuine and to be from an Authorized Person. In the event that the Subcustodian receives oral Instructions, the Custodian or its designee shall cause to be delivered to the Subcustodian, by the close of business on the same day that such oral Instructions were given to the Subcustodian, written Instructions confirming such oral Instructions, whether by hand delivery, telex or otherwise. The Custodian agrees that the fact that no such confirming written Instructions are received by the Subcustodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Custodian. The Custodian agrees that the Subcustodian shall incur no liability to the Custodian in connection with (i) acting upon oral Instructions given to the Subcustodian hereunder, provided such instructions reasonably appear to have been received from an Authorized Person or (ii) deciding not to act solely upon oral Instructions, provided that the Subcustodian first contacts the giver of such oral Instructions and requests written confirmation immediately following any such decision not to act.

            6. The Subcustodian shall supply the Custodian or its designee with such daily information regarding the cash and Securities positions and activity of each Portfolio as the Subcustodian and the Custodian or its designee shall from time to time agree. It is understood that such information will not be audited by the Subcustodian and the Subcustodian represents that such information will be the best information then available to the Subcustodian. The Subcustodian shall have no responsibility whatsoever for the pricing of Securities, accruing for income, valuing the effect of Corporate Actions, or for the failure of the Custodian or its designee to reconcile differences between the information supplied by the Subcustodian and information obtained by the Custodian or its designee from other sources, including but not limited to pricing vendors and the Fund's investment adviser. Subject to the foregoing, to the extent that any miscalculation by the Custodian or its designee of a Portfolio's net asset value is attributable to the willful misfeasance, bad faith or negligence of the Subcustodian (including any Sub-Agent other than a foreign securities depository or clearing agency) in supplying or omitting to supply the Custodian or its designee with information as aforesaid, the Subcustodian shall be liable to the Custodian for any resulting loss (subject to such de minimis rule of change in value as the Board of Directors may from time to time adopt with respect to the Fund).

      (c) LIMIT OF DUTIES. Without limiting the generality of the foregoing, the Subcustodian shall be under no duty or obligation to inquire into, and shall not be liable for:

            1. The validity of the issue of any Securities purchased by any Portfolio, the legality of the purchase thereof, or the propriety of the amount specified by the Custodian or its designee for payment therefor;

     2. The legality of the sale of any Securities by any Portfolio or the propriety of the amount of consideration for which the same are sold;

     3. The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

    4. The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

     5. The legality of the declaration or payment of any dividend or distribution by the Fund; or

     6.   The legality of any borrowing.

      (d) The Subcustodian need not maintain any insurance for the exclusive benefit of the Custodian or the Fund, but hereby warrants that as of the date of this Agreement it is maintaining a bankers Blanket Bond and hereby agrees to notify the Custodian in the event that such bond is canceled or otherwise lapses.

      (e) Consistent with and without limiting the language contained in Section 16(a), it is specifically acknowledged that the Subcustodian shall have no duty or responsibility to:

     1. Question any Instruction or make any suggestions to the Custodian or an Authorized Person regarding any Instruction;

     2. Supervise or make recommendations with respect to investments or the retention of Securities;

     3. Subject to Section 17(b)(3) hereof, evaluate or report to the Custodian or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement; or

     4.   Review or reconcile trade confirmations received from brokers.

      (f) AMOUNTS DUE FROM OR TO TRANSFER AGENT. The Subcustodian shall not be under any duty or obligation to take action to effect collection of any amount due to any Portfolio from the Transfer Agent or its designee nor to take any action to effect payment or distribution by the Transfer Agent or its designee of any amount paid by the Subcustodian to the Transfer Agent in accordance with this Agreement.

      (g) NO DUTY TO ASCERTAIN AUTHORITY. The Subcustodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Custodian and specifically allocated to a Portfolio are such as may properly be held by the Fund under the provisions of the Articles of Incorporation and the Prospectus.

      (h) INDEMNIFICATION. The Custodian agrees to indemnify and hold the Subcustodian harmless from all loss, cost, taxes, charges, assessments, claims, and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934 and the 1940 Act and state or foreign securities laws) and expenses (including reasonable attorneys fees and disbursements) arising directly or indirectly from any action taken or omitted by the Subcustodian (i) at the request or on the direction of or in reliance on the advice of the Custodian or in reasonable reliance upon the Prospectus or (ii) upon an Instruction; provided, that the foregoing indemnity shall not apply to any loss, cost, tax, charge, assessment, claim, liability or expense to the extent the same is attributable to the Subcustodian's or any Sub-Agent's (other than a foreign securities depository or clearing agency) negligence, willful misconduct, bad faith or reckless disregard of duties and obligations under this Agreement or any other agreement relating to the custody of Fund property.

      (i) The Custodian agrees to hold the Subcustodian harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges on a Portfolio.

      (j) Without limiting the foregoing, the Subcustodian shall not be liable for any loss which results from:

            1.    the general risk of investing;

            2. subject to Section 17(b) hereof, investing or holding property in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of property held pursuant to this Agreement; or

            3. consequential, special or punitive damages for any act or failure to act under any provision of this Agreement, even if advised of the possibility thereof.

      (k) No party shall be liable to the other for any loss due to forces beyond their control including but not limited to strikes or work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

      (1) INSPECTION OF BOOKS AND RECORDS. The Subcustodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, and under applicable federal and state laws. All such records shall be the property of the Custodian and shall at all times during regular business hours of the Subcustodian be open for inspection by duly authorized officers, employees and agents of the Custodian and by the appropriate employees of the Securities and Exchange Commission. The Subcustodian shall, at the Custodian s request, supply the Custodian with a tabulation of Securities and shall, when requested to do so by the Custodian and for such compensation as shall be agreed upon between the Custodian and the Subcustodian, include certificate numbers in such tabulations.

      (m) ACCOUNTING CONTROL REPORTS. The Subcustodian shall provide the Custodian with any report obtained by the Subcustodian on the system of internal accounting control of the Book-Entry System, each Depository, and each Sub-Agent and with an annual report on its own systems of internal accounting control.

18.   TERM AND TERMINATION.

      (a) This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter until terminated in accordance with Section 18(b).

      (b) Either of the parties hereto may terminate this Agreement with respect to any Portfolio by giving to the other party a notice in writing specifying the date of such termination, which, in case the Custodian is the terminating party, shall be not less than 60 days after the date Subcustodian receives such notice or, in case the Subcustodian is the terminating party, shall be not less than 90 days after the date the Custodian receives such notice.

      In the event such notice is given by the Subcustodian, the Custodian shall, on or before the termination date, designate a successor subcustodian or subcustodians. In the absence of such designation by the Custodian, the Subcustodian may designate a successor subcustodian, which shall be a person qualified to so act under the 1940 Act. If the Custodian fails to designate a successor subcustodian with respect to any Portfolio, the Custodian shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Subcustodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Custodian) and moneys of such Portfolio, be deemed to be its own custodian and the Subcustodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Custodian.

      (c) Upon the date set forth in such notice under paragraph (b) of this Section
      18, this Agreement shall terminate to the extent specified in such notice, and the Subcustodian shall upon receipt of a notice of acceptance by the successor subcustodian on that date deliver directly to the successor subcustodian all Securities and moneys then held by the Subcustodian and specifically allocated to the Portfolio or Portfolios specified, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled with respect to such Portfolio or Portfolios.

19.   MISCELLANEOUS.

      (a) Annexed hereto as Schedule A is a certification signed by two of the present officers of the Custodian setting forth the names of the present Authorized Persons. The Custodian agrees to furnish to the Subcustodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification is received by the Subcustodian, the Subcustodian shall be fully protected in acting under the provisions of this Agreement upon Instructions which Subcustodian reasonably believes were given by an Authorized Person, as identified in the last delivered certification. Unless such certification specifically limits the authority of an Authorized Person to specific matters or requires that the approval of another Authorized Person is required, Subcustodian shall be under no duty to inquire into the right of such person, acting alone, to give any instructions whatsoever under this Agreement.

      (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Subcustodian, shall be sufficiently given if addressed to the Subcustodian and mailed or delivered to it at its offices at its address stated on the first page hereof or at such other place as the Subcustodian may from time to time designate in writing.

      (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at its address shown on the first page hereof or at such other place as the Custodian may from time to time designate in writing.

      (d) Except as expressly provided herein, this Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement.

      (e) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Custodian without the written consent of the Subcustodian, or by the Subcustodian without the written consent of the Custodian, and any attempted assignment without such written consent shall be null and void.

      (f) This Agreement shall be construed in accordance with the laws of the State of Nebraska.

      (g) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      (h) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

                        NATIONAL BANK OF COMMERCE


                        By: /S/ ANN EMANUEL HOVIS
                        Name:  Ann Emanuel Hovis
                        Title:  Vice President


The undersigned, , does hereby certify that he/she is the duly elected, qualified and acting Secretary of THE NATIONAL BANK OF COMMERCE (the "Custodian") and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Custodian with full power and authority to execute this Custody Agreement on behalf of the Custodian and to take such other actions and execute such other documents as may be necessary to effectuate this Agreement.

-------------------------
      Secretary
 NATIONAL BANK OF COMMERCE



                        THE NORTHERN TRUST COMPANY

                        By: /S/ MICHAEL J. NUTT
                        Name:  Michael J. Nutt
                        Title:  Vice President

                                   SCHEDULE A

                       CERTIFICATION OF AUTHORIZED PERSONS

      Pursuant to paragraphs 1(b) and 19(a) of the Agreement, the undersigned officers of the Custodian hereby certify that the person(s) whose name(s) and signature(s) appear below have been duly authorized by the board of directors of the Custodian to give Instructions on behalf of the Custodian.


              NAME                           SIGNATURE

      H. CAMERON HINDS              /S/ H. CAMERON HINDS

      ANNE E. HANSEN                /S/ ANNE E. HANSEN

      ANN EMANUEL HOVIS             /S/ ANN EMANUEL HOVIS

      CINDY BOSC                    /S/ CINDY BOSC



Certified as of the 24th day of September, 1997:


OFFICER:                            OFFICER:


/S/ JULIE L. POKORNY                /S/ REGY J. GREEN
(Signature)                         (Signature)

JULIE L. POKORNY                    REGY J. GREEN
(Name)                              (Name)

V.P. & TRUST OFFICER, NBC           V.P. & TRUST OFFICER, NBC
(Title)                             (Title)

                                   SCHEDULE B

                               LIST OF PORTFOLIOS


FUND NAME                     ACCOUNT NUMBER               SHORT CODE

Great Plains Equity Fund            17-44770                   NBD01
Great Plains Premier Fund           17-44771                   NBE01
Great Plains Intermediate
   Bond Fund                        26-44772
Great Plains Tax-Free
   Bond Fund                        26-44773
Great Plains International Fund     17-44774                   NBF01

                                   SCHEDULE C

      A Global Securities Custody Fee SCHEDULE FOR

                            NATIONAL BANK OF COMMERCE
                                       * GREAT PLAINS FUNDS
                                         ACCOUNT NUMBERS 17-44770/NBD01
                                                          17-4471/NBE01
                                                          26-44772
                                                          26-44773
                                                          17-44774/NBF01

ACCOUNT-BASED FEES

   Base charge per Mutual Fund Assets portfolio           $2,500 per quarter
   Base charge per Cash account/one line sundry           No charge

ASSET-BASED FEES

Tier I      United States                                 .25 basis point

Tier II     Australia, Belgium, Canada, Denmark,          3.0 basis points
            Euroclear, France, Germany, Ireland, Italy, Japan, Luxembourg, Malaysia, Netherlands,
            New Zealand, Sweden and United Kingdom

Tier III    Austria, Hong Kong, Norway, Singapore,        8.0 basis points
            South Korea, Spain, Switzerland, Taiwan and Thailand

Tier IV Argentina, China, Finland, Mexico, Portugal, 20.0 basis points Sri Lanka, South Africa and Turkey

Tier V Bahrain, Bangladesh, Botswana, Brazil, Chile, 40.0 basis points Colombia, Cyprus, Czech Republic, Ecuador, Egypt, Estonia, Ghana, Greece, Hungary, India, Indonesia, Israel,
            Jamaica, Jordan, Kenya, Mauritius, Morocco, Namibia, Pakistan, Peru, Philippines, Poland, Swaziland, Trindad,
            Tunisia, Uruguay, Venezuela, Zambia and Zimbabwe

TRANSACTION-BASED FEES

      U.S. Depository Eligible                                $5.50 per
      U.S. Physical                                           $17 per
      Future/option (roundtrip)                               $50 per
      U.S. Depository Eligible Maturities                     $20 per
      U.S. Depository Eligible Reorgs                         $40 per
      U.S. Physical Maturities                                $30 per
      U.S. Physical Reorgs                                    $50 per
      Principal Paydowns                                      $8 per
      U.S. Dividend & Interest Payments                       $.50 per
      Euroclear Eligible                                      $35 per
      Non-U.S. Non-Euroclear Equity/Fixed Income              $50 per
      Outside third-party payments and fixed deposits         $35 per
      Wire transfers                                          $5 per

OUT OF POCKET EXPENSES

      Costs relating but not limited to stamp duty, security re-registration, subcustodian delivery/receipt, technology consulting, overdrafts or other fees resulting from participation in a particular market will be passed through if and as applicable.

QUARTERLY MINIMUM

      A quarterly minimum fee of $10,000 applies or the quoted fee schedule, whichever is greater.

SECURITIES LENDING

      Northern Trust has an extensive securities lending program. Historically we have been very successful in offsetting significant portions or all of client custody fees through lending activity. We would be happy to provide an evaluation of revenue potential, if desired.

FEE REVIEW

      A review of fees will occur annually based on the inception date of the contract. Any fee rate increase (assuming activity levels are in line with expections) will be capped at the rate of the annualized change in CPI. There will be no termination fees imposed.

ACCEPTANCE

      By:   National Bank of Commerce

            /S/ ANN EMANUEL HOVIS
            Vice President
            September 24, 1997.

      By:   The Northern Trust Company

            /S/ MICHAEL J. NUTT
            Vice President
            September 24 1997

                                   SCHEDULE D

                    LIST OF COUNTRIES FOR WHICH SUBCUSTODIAN
 SHALL NOT HAVE RESPONSIBILITY UNDER SECTION 4 FOR MANAGEMENT OF FOREIGN
                              CUSTODY ARRANGEMENTS



                                                                      Russia
                                                                    Lithuania
                                                                      Taiwan
                                                                      Romania
                                                                      Croatia

                                   SCHEDULE E

                    LIST OF COUNTRIES FOR WHICH SUBCUSTODIAN
                               OFFERS CSDP SERVICE

As of September 1997, Northern Trust offers its contractual settlement date processing service for global custody purchases and sales in the following 28 markets.

o    Australia       o   Germany             o    Norway
o    Austria         o   Greece              o    Portugal
o    Bangladesh      o   Hong Kong           o    Singapore
o    Belgium         o   Ireland             o    Spain
o    Canada          o   Israel              o    South Korea
o    Chile           o   Italy               o    Sri Lanka
o    Denmark         o   Japan               o    Sweden
o    Euroclear       o   Netherlands         o    Switzerland
o    Finland         o   New Zealand         o    United Kingdom
o    France

                                   SCHEDULE F
                TO SUBCUSTODY AGREEMENT DATED SEPTEMBER 24, 1997
        BETWEEN NATIONAL BANK OF COMMERCE AND THE NORTHERN TRUST COMPANY

      Pursuant to paragraph (b) of Rule 17f-5 under the Investment Company Act of 1940 (the "Rule"), the Board of Trustees of Great Plains Funds has delegated to The Northern Trust Company (the "Delegate") its responsibilities set forth in paragraphs (c)(1), (c)(2) and (c)(3) of the Rule with respect to each of the following countries:

     o   Argentina         o    Greece            o   Portugal
     o   Australia         o    Hong Kong         o   Singapore
     o   Austria           o    Indonesia         o   South Africa
     o   Bangladesh        o    Ireland           o   South Korea
     o   Belgium           o    Israel            o   Spain
     o   Brazil            o    Italy             o   Sri Lanka
     o   Canada            o    Japan             o   Sweden
     o   Chile             o    Malaysia          o   Switzerland
     o   Denmark           o    Mexico            o   Taiwan
     o   Euroclear         o    Netherlands       o   Thailand
     o   Finland           o    New Zealand       o   United Kingdom
     o   France            o    Norway
     o   Germany           o    Phillipines
and Delegate hereby accepts such responsibilities, provided, however, that the Delegate shall not have such responsibility with respect to central depositories or clearing agencies or with respect to custody arrangements in any country listed on Schedule D to the Subcustody Agreement as such schedule may be amended from time to time.

Dated September 24, 1997.

                                    GREAT PLAINS FUNDS

                                    By:  /S/ C. CHRISTINE THOMSON
                                        Vice President

                                    THE NORTHERN TRUST COMPANY

                                    By:  /S/ MICHAEL J. NUTT
                                        Vice President